PRESS RELEASE

Univar Solutions Reports 2022 Fourth Quarter and Record Full-Year Financial Results; Issues Guidance for 2023
DOWNERS GROVE, Ill., February 21, 2023 — Univar Solutions Inc. (NYSE: UNVR) ("Univar Solutions" or "the Company"), a leading global solutions provider to users of specialty ingredients and chemicals, today announced financial results for the fourth quarter and fiscal year ended December 31, 2022.

Fourth Quarter 2022 Highlights
•Net income of $71.6 million compared to $156.8 million in the prior-year fourth quarter. Adjusted net income(1) of $75.8 million compared to $103.8 million in the prior-year fourth quarter.
•Earnings per diluted share of $0.44 compared to $0.91 per diluted share in the prior-year fourth quarter. Adjusted earnings per diluted share(1) of $0.47 compared to $0.60 in the prior-year fourth quarter.
•Adjusted EBITDA(1) was $175.4 million compared to $207.1 million in the prior-year fourth quarter. Adjusted EBITDA margin(1) of 6.8 percent compared to 8.3 percent in the prior-year fourth quarter.
•Net cash provided by operating activities increased to $375.6 million from $175.2 million in the prior-year fourth quarter.
•Executed over $200 million of share repurchases during the fourth quarter.

Full-Year 2022 Financial Highlights and Full-Year 2023 Adjusted EBITDA(1) Outlook
•Record net income of $545.3 million compared to $460.6 million in the prior year. Adjusted net income(1) of $569.6 million compared to $381.1 million in the prior year.
•Earnings per diluted share of $3.26 compared to $2.69 per diluted share in the prior year. Adjusted earnings per diluted share(1) of $3.40 compared to $2.22 in the prior year.
•Record Adjusted EBITDA(1) increased 31.1 percent to $1,045.9 million, and Adjusted EBITDA margin(1) expanded 70 basis points from the prior year to 9.1 percent.
•Record net cash provided by operating activities increased to $546.4 million from $290.3 million in the prior year.
•Executed over $400 million of share repurchases during 2022.
•Full-year 2023 Adjusted EBITDA(1) is expected to be in the range of $900 million to $930 million.

“In 2022 our organization reached high-water marks in our financial results, customer satisfaction, employee engagement, and safety,” said David Jukes, president, and chief executive officer. “We believe our operating agility and deep industry expertise, coupled with our service model that puts the customer at the centre of all we do, is driving outstanding results. And we believe that our balanced capital allocation strategy, anchored to meaningful capital returns to shareholders, will enhance long-term shareholder value.”
“My colleagues and I are extraordinarily proud of Univar Solutions having been named to Newsweek’s list of America’s Most Responsible Companies 2023,” Jukes added. “Our focus on environmental sustainability, social impact and good governance is just one way in which we are fulfilling our purpose and commitments to our people and communities.”
(1)Non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for further discussion and related schedules attached hereto for reconciliations to the most directly comparable GAAP financial measures and related explanations of ratios or percentages, as applicable.

Company Performance
Univar Solutions' operating performance results are described below and, unless otherwise indicated, compare fourth quarter 2022 results with fourth quarter 2021 results.

	(Unaudited)
	Three months ended December 31,				% change constant currency(1)
(in millions)	2022	2021	$ change	% change

Segment External Sales(2)
USA	$1,698.9	$1,614.0	$84.9	5.3%	5.3%
EMEA	468.8	480.9	(12.1)	(2.5)%	10.2%
Canada	255.0	245.4	9.6	3.9%	12.4%
LATAM	169.9	157.8	12.1	7.7%	4.4%
Total Consolidated Net Sales	$2,592.6	$2,498.1	$94.5	3.8%	6.9%

Gross Profit (exclusive of depreciation)(3)(4)
USA	$404.9	$419.0	$(14.1)	(3.4)%	(3.4)%
EMEA	101.5	117.4	(15.9)	(13.5)%	(2.4)%
Canada	57.3	61.1	(3.8)	(6.2)%	1.8%
LATAM	35.9	34.4	1.5	4.4%	0.3%
Total Consolidated Gross Profit (exclusive of depreciation)(3)	$599.6	$631.9	$(32.3)	(5.1)%	(2.5)%

Total Consolidated Net Income	$71.6	$156.8	$(85.2)	(54.3)%	(57.0)%

Adjusted EBITDA(3)
USA	$119.0	$130.6	$(11.6)	(8.9)%	(8.9)%
EMEA	27.4	37.8	(10.4)	(27.5)%	(18.8)%
Canada	23.1	28.9	(5.8)	(20.1)%	(12.8)%
LATAM	13.3	12.3	1.0	8.1%	3.3%
Other (5)	(7.4)	(2.5)	(4.9)	(196.0)%	(196.0)%
Total Consolidated Adjusted EBITDA(3)	$175.4	$207.1	$(31.7)	(15.3)%	(12.9)%
(1)Represents percentage change for the comparative periods using a constant currency. See “Use of Non-GAAP Financial Measures” for further discussion.
(2)Segment external sales represent sales to third party customers. Inter-segment sales are excluded from segment external sales.
(3)Non-GAAP financial measures. See “Use of Non-GAAP Financial Measures” for further discussion and related schedules attached hereto for reconciliations to the most directly comparable GAAP financial measures.
(4)Gross profit (exclusive of depreciation) is defined as segment net sales inclusive of inter-segment sales less cost of goods sold (exclusive of depreciation).
(5)Other represents unallocated corporate costs that do not directly benefit segments.

Consolidated Results
Univar Solutions reported net sales of $2.6 billion, an increase of 3.8 percent on a reported basis and 6.9 percent on a constant currency basis(1) compared to the prior-year fourth quarter. Higher sales were attributable to our pricing discipline, partially offset by lower demand driven by customer destocking.

Gross profit (exclusive of depreciation), which represents net sales less cost of goods sold (exclusive of depreciation), of $599.6 million decreased 5.1 percent on a reported basis and 2.5 percent on a constant currency basis(1) compared to the prior-year fourth quarter. Lower gross profit was driven primarily by higher input cost inflation and lower demand driven by customer destocking, partially offset by pricing discipline. Gross margin decreased by 220 basis points to 23.1 percent compared to the prior-year fourth quarter, primarily due to higher input cost inflation, partially offset by our pricing discipline.

Univar Solutions reported net income of $71.6 million, or $0.44 per diluted share, compared to net income of $156.8 million, or $0.91 per diluted share, in the prior-year fourth quarter. The decrease was primarily due to higher pension mark to market gains in the prior-year and lower gross profit (exclusive of depreciation), partially offset by other lower operating expenses as well as lower taxes and Warehousing, Selling and Administrative costs ("WS&A").

Adjusted earnings per diluted share(1) of $0.47 in the quarter decreased from $0.60 in the prior-year fourth quarter, driven primarily by lower net income, partially offset by lower weighted average common shares outstanding.

Adjusted EBITDA(1) of $175.4 million decreased $31.7 million, or 15.3 percent, compared to the prior-year fourth quarter, or a decrease of 12.9 percent on a constant currency basis(1). The decrease in Adjusted EBITDA(1) was primarily driven by lower gross profit.

Net cash provided by operating activities increased to $375.6 million from $175.2 million in the prior-year fourth quarter, primarily driven by lower net working capital use and partially offset by lower net income.

Liquidity as of December 31, 2022, was $1,061 million, consisting of $385 million of cash-on-hand and availability under committed, asset-based credit facilities.

Our leverage ratio(1) was 2.0x at December 31, 2022, compared to 2.1x at September 30, 2022. We define leverage ratio(1) as net debt(1) divided by last twelve months ("LTM") Adjusted EBITDA(1). Net debt(1) of $2,081 million at December 31, 2022 reflects total short-term and long-term debt of $2,466 million less cash and cash equivalents of $385 million. For the year ended December 31, 2022, LTM net income was $545 million and LTM Adjusted EBITDA(1) was $1,048 million, as discussed in more detail in the schedules to this press release.

Segment Results
USA:
•USA external sales increased 5.3 percent during the quarter, primarily due to pricing discipline, partially offset by lower demand driven by customer destocking.
•Gross profit (exclusive of depreciation) decreased by 3.4 percent, primarily due to input cost inflation and lower demand driven by customer destocking, partially offset by pricing discipline. Gross margin decreased by 220 basis points to 23.8 percent, primarily driven by input cost inflation, partially offset by pricing discipline.
•Adjusted EBITDA(1) decreased 8.9 percent to $119.0 million, driven primarily by lower gross profit and higher outbound freight and handling costs, partially offset by lower WS&A. The decrease in WS&A was primarily due to disciplined cost management and operating efficiencies. Adjusted EBITDA margin(1) decreased by 110 basis points to 7.0 percent primarily due to lower gross profit, partially offset by lower WS&A.

(1)Non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for further discussion and related schedules attached hereto for reconciliations to the most directly comparable GAAP financial measures and related explanations of ratios or percentages, as applicable.

EMEA:
•EMEA external sales decreased 2.5 percent on a reported basis and increased 10.2 percent on a constant currency basis(1) during the quarter. External sales increased on a constant currency basis(1), primarily due to pricing discipline, partially offset by lower demand driven by customer destocking.
•Gross profit (exclusive of depreciation) decreased 13.5 percent, or 2.4 percent on a constant currency basis(1). Gross profit decreased primarily due to input cost inflation and lower demand driven by customer destocking, partially offset by pricing discipline. Gross margin decreased 270 basis points to 21.7 percent driven by input cost inflation, partially offset by pricing discipline.
•Adjusted EBITDA(1) decreased 27.5 percent to $27.4 million on a reported basis, or 18.8 percent on a constant currency basis(1), compared to the prior-year fourth quarter. The decrease in Adjusted EBITDA(1) was primarily due to lower gross profit, partially offset by lower WS&A. Adjusted EBITDA margin(1) decreased by 210 basis points to 5.8 percent, primarily due to lower gross profit, partially offset by lower WS&A.

CANADA:
•Canada external sales increased by 3.9 percent, or 12.4 percent on a constant currency basis(1) during the quarter, primarily due to pricing discipline, partially offset by lower demand driven by customer destocking.
•Gross profit (exclusive of depreciation) decreased by 6.2 percent on a reported basis, and increased 1.8 percent on a constant currency basis(1). On a constant currency basis(1) gross profit increased primarily due to pricing discipline, partially offset by input cost inflation and lower demand driven by customer destocking. Gross margin decreased 240 basis points to 22.5 percent, largely driven by input cost inflation, partially offset by pricing discipline.
•Adjusted EBITDA(1) decreased 20.1 percent to $23.1 million on a reported basis, or 12.8 percent on a constant currency basis(1), compared to the prior-year fourth quarter. The decrease in Adjusted EBITDA(1) was primarily due to lower gross profit. Adjusted EBITDA margin(1) decreased by 270 basis points to 9.1 percent, primarily due to lower gross profit as well as higher WS&A as a result of increased operating costs.

LATAM:
•LATAM external sales increased by 7.7 percent, or 4.4 percent on a constant currency basis(1) during the quarter. The increase was largely due to pricing discipline and the Sweetmix acquisition, partially offset by lower demand driven by customer destocking.
•Gross profit (exclusive of depreciation) increased by 4.4 percent, and remained flat on a constant currency basis(1). On a constant currency basis(1), gross profit remained flat as the benefit from pricing discipline and the Sweetmix acquisition was offset by input cost inflation and lower demand driven by customer destocking. Gross margin decreased 70 basis points to 21.1 percent largely driven by input cost inflation, partially offset by pricing discipline.
•Adjusted EBITDA(1) increased 8.1 percent to $13.3 million on a reported basis or 3.3 percent on a constant currency basis(1). Adjusted EBITDA(1) increased primarily due to operating efficiencies. Adjusted EBITDA margin(1) remained flat at 7.8 percent, primarily due to operating efficiencies offsetting lower gross margin.

(1)Non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for further discussion and related schedules attached hereto for reconciliations to the most directly comparable GAAP financial measures and related explanations of ratios or percentages, as applicable.

Outlook

“We believe as a value added service provider, our customer focused business strategy positions us well to continue to navigate the dynamic macroeconomic environment and gives us confidence in 2023 and beyond,” said Jukes. The Company expects Adjusted EBITDA(1) to be between $200 million and $220 million for the first quarter of 2023 as compared to $319 million for the first quarter of 2022. For full-year 2023, the Company expects Adjusted EBITDA(1) to be within a range of $900 million to $930 million, excluding the effects of pending acquisitions, as compared to $1,046 million for full-year 2022. Our forecast reflects anticipated continued strong operational execution, market share growth, new supplier authorizations, savings from our Value Capture Program, and disciplined cost management. Net Free Cash Flow(1) is expected to be in a range of $425 million to $445 million for full-year 2023.
The Company reaffirms its previously announced 2025 objectives and expects to deliver:

•Adjusted EBITDA(1) margins of greater than 9 percent
•2025 Adjusted EPS(1) greater than $4.50
•50 percent Net Free Cash Flow(1) conversion
•Greater than 20 percent Return on Invested Capital (ROIC)(1)
•Maintain leverage ratio(1) between 2.0x and 2.5x
•Continued pursuit of accretive strategic M&A opportunities
•Average annual capital return to stockholders of 50 percent of Adjusted Net Income(1)

The majority of the Company's debt obligations mature in 2026 and beyond. The Company is in full compliance with the covenants under its credit agreements as of December 31, 2022.

The Company is not providing a reconciliation of its forward-looking objectives to the most directly comparable forward-looking GAAP measure because a reconciliation is not available without unreasonable efforts. The GAAP measures are not available due to the inherent difficulty of forecasting the timing and amount of certain items that would be expected to impact GAAP measures, such as, but not limited to, business acquisition and integration expenses, non-operating pension plan gains or losses, potential impairment charges, gains or losses on foreign currency transactions and undesignated derivative instruments, debt refinancing costs, gains or losses on divestitures, discrete tax items and other unusual or nonrecurring items that might materially impact GAAP measures. The unavailable information includes items that are evaluated on an ongoing basis, can be highly variable and cannot be reasonably predicted. The unavailable information could have a significant impact on the Company's GAAP financial results.

Conference Call and Webcast Details
The Company will host a webcast with investors to discuss 2022 Fourth Quarter and Full-Year Financial Results at 9:00 a.m. ET on February 22, 2023, which can be accessed on the Investor Relations section of its website at http://investors.univarsolutions.com. After the live webcast, a replay of the webcast will be available on the same website until February 22, 2025.

(1)Non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for further discussion and related schedules attached hereto for reconciliations to the most directly comparable GAAP financial measures and related explanations of ratios or percentages, as applicable.

Use of Non-GAAP Measures
In this press release, the Company’s financial results are provided both in accordance with accounting principles generally accepted in the United States of America (GAAP) and using certain Non-GAAP financial measures. In particular, the Company presents the Non-GAAP financial measures of gross profit (exclusive of depreciation), gross margin (defined as gross profit (exclusive of depreciation) divided by net sales on a consolidated basis and by external sales on a segment level, as applicable), Adjusted EBITDA, Adjusted EBITDA margin (defined as Adjusted EBITDA divided by net sales on a consolidated basis and by external sales on a segment level, as applicable), Adjusted net income, Adjusted earnings per diluted share, leverage ratio, net free cash flow, ROIC (defined as the last twelve months ("LTM") Adjusted Net Income divided by Net Assets Deployed) and results on a constant currency basis. The Non-GAAP financial measures are included as a complement to results provided in accordance with GAAP because management believes these Non-GAAP financial measures help investors’ ability to analyze underlying trends in the Company’s business, evaluate its performance relative to other companies in its industry and provide useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results. Additionally, the Company has used, and may continue to use, Adjusted EBITDA and Adjusted earnings per diluted share in setting performance incentive targets to more closely align management compensation with operational performance.
The Company evaluates its results of operations on both an as reported and a constant currency basis. The constant currency presentation is a Non-GAAP financial measure, which excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing information on a constant currency basis provides valuable supplemental information regarding its results of operations, consistent with how it evaluates its performance. The Company calculates constant currency percentages and other information by converting its financial results in local currency for a period using the average exchange rate for the prior period to which it is comparing.
The Non-GAAP financial measures noted above are not calculated in accordance with GAAP and should not be considered a substitute for any other measure of financial performance presented in accordance with GAAP. Additionally, other companies may calculate Adjusted EBITDA and other such metrics differently than the Company does, limiting their usefulness as comparative measures. For further information related to the Company’s use of Non-GAAP financial measures, and reconciliations to the most directly comparable GAAP measures, see the schedules attached hereto.

About Univar Solutions
Univar Solutions (NYSE: UNVR) is a leading global specialty chemical and ingredient distributor representing a premier portfolio from the world's leading producers. With the industry's largest private transportation fleet and technical sales force, unparalleled logistics know-how, deep market and regulatory knowledge, formulation and recipe development, and leading digital tools, the Company is well-positioned to offer tailored solutions and value-added services to a wide range of markets, industries, and applications. While fulfilling its purpose to help keep communities healthy, fed, clean and safe, Univar Solutions is committed to helping customers and suppliers innovate and focus on Growing Together. Learn more at univarsolutions.com.

FOR ADDITIONAL INFORMATION:
Investor Relations: Media Relations:
Heather Kos Dwayne Roark
+1-844-632-1060 +1-331-777-6031
IR@univarsolutions.com mediarelations@univarsolutions.com

Forward-Looking Statements
This press release includes certain statements relating to future events and our intentions, beliefs, expectations, and outlook for the future, which are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding, the Company's anticipated future results and financial performance, liquidity position and cash flows, actions regarding expense control and cost reductions, capital expenditures, market opportunities, capital allocation strategy, and other statements regarding the Company's commitments to its objectives through 2025 and other initiatives. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company's control. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the expectations and assumptions. A detailed discussion of these factors and uncertainties is contained in the Company's filings with the Securities and Exchange Commission. Potential factors that could affect such forward-looking statements include, among others: general economic conditions, particularly fluctuations in industrial production and consumption and the timing and extent of economic downturns; significant changes in the business strategies of producers or in the operations of customers; increased competitive pressures, including as a result of competitor consolidation; potential supply chain disruptions; significant changes in the pricing, demand and availability of chemicals; potential cybersecurity incidents, including security breaches; our indebtedness, the restrictions imposed by, and costs associated with, our debt instruments, and our ability to obtain additional financing; the broad spectrum of laws and regulations that we are subject to, including extensive environmental, health and safety laws and regulations and changes in tax laws; an inability to generate sufficient working capital; transportation related challenges, including increases in transportation and fuel costs, changes in our relationship with third party transportation providers, and ability to attract and retain qualified drivers; accidents, safety failures, environmental damage, product quality issues, delivery failures or hazards and risks related to our operations and the hazardous materials we handle; potential inability to obtain adequate insurance coverage; ongoing litigation, potential product liability claims and recalls, and other environmental, legal and regulatory risks; challenges associated with international operations; exposure to interest rate and currency fluctuations; an inability to integrate the business and systems of companies we acquire, including failure to realize the anticipated benefits of such acquisitions; possible impairment of goodwill and intangible assets; our ability to attract or retain a qualified and diverse workforce; negative developments affecting our pension plans and multi-employer pensions; labor disruptions associated with the unionized portion of our workforce; our ability to execute on our initiatives and goals related to environmental, social, and governance (ESG) matters and the increasing legal and regulatory focus on ESG; and the other factors described in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, as well as other filings with the Securities and Exchange Commission. We caution you that the forward-looking information presented in this press release is not a guarantee of future events or results, and that actual events or results may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek, "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.

###

Univar Solutions Inc.
Consolidated Statements of Operations
(Unaudited)

	Three months ended December 31,		Year ended December 31,
(in millions, except per share data)	2022	2021	2022	2021
Net sales	$2,592.6	$2,498.1	$11,475.3	$9,535.5
Cost of goods sold (exclusive of depreciation)	1,993.0	1,866.2	8,704.1	7,142.3
Operating expenses:
Outbound freight and handling	113.5	108.7	476.8	403.7
Warehousing, selling and administrative	310.7	316.1	1,248.5	1,191.8
Other operating expenses, net	6.1	15.7	32.8	107.5
Depreciation	33.8	33.1	131.7	150.9
Amortization	12.4	13.8	48.2	52.5
Impairment charges	0.3	—	0.6	3.0
Total operating expenses	476.8	487.4	1,938.6	1,909.4
Operating income	122.8	144.5	832.6	483.8
Other (expense) income:
Interest income	1.4	1.7	4.3	4.3
Interest expense	(33.1)	(24.4)	(107.2)	(101.5)
Gain on sale of business	—	—	—	88.2
Other income, net	15.5	77.3	26.5	110.4
Total other (expense) income	(16.2)	54.6	(76.4)	101.4
Income before income taxes	106.6	199.1	756.2	585.2
Income tax expense	35.0	42.3	210.9	124.6
Net income	$71.6	$156.8	$545.3	$460.6

Income per common share:
Basic	$0.45	$0.92	$3.29	$2.71
Diluted	$0.44	$0.91	$3.26	$2.69

Weighted average common shares outstanding:
Basic	159.4	170.8	165.8	170.2
Diluted	161.2	172.4	167.4	171.4

Univar Solutions Inc.
Consolidated Balance Sheets
(Unaudited)

(in millions, except share and per share data)	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$385.3	$251.5
Trade accounts receivable, net of allowance for doubtful accounts of $13.1 and $15.8 at December 31, 2022 and 2021, respectively.	1,489.9	1,539.5
Inventories	1,137.8	932.2
Prepaid expenses and other current assets	217.8	169.1
Total current assets	3,230.8	2,892.3
Property, plant and equipment, net	1,055.0	1,031.0
Goodwill	2,288.2	2,310.4
Intangible assets, net	167.0	211.7
Deferred tax assets	20.7	29.4
Other assets	384.0	303.0
Total assets	$7,145.7	$6,777.8
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$982.5	$1,009.3
Current portion of long-term debt	38.9	41.5
Accrued compensation	204.7	196.4
Other accrued expenses	401.3	420.4
Total current liabilities	1,627.4	1,667.6
Long-term debt	2,426.9	2,223.5
Pension and other postretirement benefit liabilities	135.2	211.7
Deferred tax liabilities	106.2	56.1
Other long-term liabilities	355.8	326.4
Total liabilities	4,651.5	4,485.3
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 200,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 173,237,533 and 171,199,938 shares issued at December 31, 2022 and 2021, respectively	1.7	1.7
Additional paid-in capital	3,046.0	3,048.5
Treasury stock at cost, 15,254,566 and 1,832,385 shares at December 31, 2022 and 2021, respectively	(409.1)	(50.0)
Retained earnings (accumulated deficit)	200.3	(345.0)
Accumulated other comprehensive loss	(344.7)	(362.7)
Total stockholders’ equity	2,494.2	2,292.5
Total liabilities and stockholders’ equity	$7,145.7	$6,777.8

Univar Solutions Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended December 31,		Year ended December 31,
(in millions)	2022	2021	2022	2021
Operating activities:
Net income	$71.6	$156.8	$545.3	$460.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46.2	46.9	179.9	203.4
Impairment charges	0.3	—	0.6	3.0
Amortization of deferred financing fees and debt discount	1.4	1.3	5.7	6.2
Gain on sale of business	—	—	—	(88.2)
Gain on sale of property, plant and equipment	(0.5)	(3.8)	(2.8)	(10.1)
Pension mark to market gain	(17.7)	(75.9)	(17.7)	(75.9)
Deferred income taxes	1.8	(9.4)	29.0	6.4
Stock-based compensation expense	7.4	9.4	34.3	25.4
Fair value adjustment for warrants	—	—	—	(33.8)
Other	(5.5)	1.1	0.8	3.4
Changes in operating assets and liabilities:
Trade accounts receivable, net	274.3	35.6	22.9	(328.6)
Inventories	46.2	(85.4)	(220.5)	(270.2)
Prepaid expenses and other current assets	3.3	(10.5)	(12.7)	(35.0)
Trade accounts payable	(80.7)	48.0	(6.8)	255.1
Other, net	27.5	61.1	(11.6)	168.6
Net cash provided by operating activities	375.6	175.2	546.4	290.3
Investing activities:
Purchases of property, plant and equipment	(50.1)	(42.0)	(153.8)	(110.9)
Purchases of businesses, net of cash acquired	(0.2)	(28.7)	(16.7)	(28.7)
Proceeds from sale of property, plant and equipment	4.2	15.3	7.8	29.0
Proceeds from sale of business	—	—	—	136.5
Other	—	—	1.0	(2.3)
Net cash (used) provided by investing activities	(46.1)	(55.4)	(161.7)	23.6
Financing activities:
Proceeds from issuance of long-term debt, net	199.6	—	199.6	995.0
Payments on long-term debt and finance lease obligations	(10.4)	(51.5)	(87.7)	(1,440.5)
Proceeds under revolving credit facilities	816.3	726.1	2,238.7	2,732.4
Payments under revolving credit facilities	(1,058.6)	(707.2)	(2,186.9)	(2,700.0)
Debt issuance costs	(2.1)	—	(2.1)	(1.0)
Taxes paid related to net share settlements of stock-based compensation awards	(0.1)	—	(7.8)	(2.6)
Purchases of treasury stock	(204.2)	(50.0)	(409.1)	(50.0)
Stock option exercises	7.4	4.9	23.9	13.4
Proceeds from the exercise of warrants	—	—	—	27.1
Other	0.7	0.5	(1.3)	1.6
Net cash used by financing activities	(251.4)	(77.2)	(232.7)	(424.6)
Effect of exchange rate changes on cash and cash equivalents	30.9	(11.9)	(18.2)	(24.4)
Net increase (decrease) in cash and cash equivalents	109.0	30.7	133.8	(135.1)
Cash and cash equivalents at beginning of period	276.3	220.8	251.5	386.6
Cash and cash equivalents at end of period	$385.3	$251.5	$385.3	$251.5

Schedule A
Univar Solutions Inc.
Full Year 2022 Segment Detail
(Unaudited)

	Year ended December 31,				% change constant currency(1)
(in millions)	2022	2021	$ change	% change

Segment External Sales(2)
USA	$7,533.5	$6,024.0	$1,509.5	25.1%	25.1%
EMEA	2,064.7	1,971.1	93.6	4.7%	21.4%
Canada	1,120.5	930.0	190.5	20.5%	25.1%
LATAM	756.6	610.4	146.2	24.0%	22.4%
Total Consolidated Net Sales	$11,475.3	$9,535.5	$1,939.8	20.3%	24.1%

Gross Profit (exclusive of depreciation)(3)(4)
USA	$1,863.1	$1,537.5	$325.6	21.2%	21.2%
EMEA	480.5	486.8	(6.3)	(1.3)%	13.9%
Canada	266.3	233.1	33.2	14.2%	18.6%
LATAM	161.3	135.8	25.5	18.8%	16.6%
Total Consolidated Gross Profit (exclusive of depreciation)(3)	$2,771.2	$2,393.2	$378.0	15.8%	19.2%

Total Consolidated Net Income	$545.3	$460.6	$84.7	18.4%	20.1%

Adjusted EBITDA(3)
USA	$709.3	$498.2	$211.1	42.4%	42.4%
EMEA	176.6	170.6	6.0	3.5%	21.1%
Canada	119.7	104.2	15.5	14.9%	19.3%
LATAM	63.0	56.9	6.1	10.7%	8.4%
Other (5)	(22.7)	(32.2)	9.5	29.5%	29.5%
Total Consolidated Adjusted EBITDA(3)	$1,045.9	$797.7	$248.2	31.1%	35.3%
(1)Represents percentage change for the comparative periods using a constant currency. See “Use of Non-GAAP Financial Measures” for further discussion.
(2)Segment external sales represent sales to third party customers. Inter-segments sales are excluded from segment external sales.
(3)Non-GAAP financial measures. See “Use of Non-GAAP Financial Measures” for further discussion and related schedules attached hereto for reconciliations to the most directly comparable GAAP financial measures.
(4)Gross profit (exclusive of depreciation) is defined as segment net sales inclusive of inter-segment sales less cost of goods sold (exclusive of depreciation).
(5)Other represents unallocated corporate costs that do not directly benefit segments.

Schedule B
Univar Solutions Inc.
Reconciliation of GAAP Net Income to Adjusted Net Income and
Diluted Earnings per Share to Adjusted Diluted Earnings per Share
(Unaudited)

	Three months ended December 31,				Year ended December 31,
	2022		2021		2022		2021
(in millions, except per share data)	Amount	per share(1)(2)	Amount	per share(1)(2)	Amount	per share(1)(2)	Amount	per share(1)(2)
Net income and diluted EPS	$71.6	$0.44	$156.8	$0.91	$545.3	$3.26	$460.6	$2.69
Pension mark to market gain(3)	(17.7)	(0.11)	(75.9)	(0.44)	(17.7)	(0.11)	(75.9)	(0.44)
Pension settlement gain(3)	(5.2)	(0.03)	(0.3)	—	(5.2)	(0.03)	(0.3)	—
Amortization	12.4	0.08	13.8	0.08	48.2	0.29	52.5	0.31
Exchange loss(3)	7.1	0.04	9.1	0.05	13.4	0.08	15.9	0.09
Derivative loss (gain)(3)	2.5	0.02	(7.2)	(0.04)	(6.9)	(0.04)	(5.8)	(0.03)
Gain on sale of business	—	—	—	—	—	—	(88.2)	(0.52)
Nexeo employee severance and other facility closure costs(4)	—	—	2.6	0.02	—	—	8.1	0.05
Shared service employee severance and other facility closure costs(4)	—	—	(0.3)	—	—	—	(0.3)	—
(Gain) loss on extinguishment of debt and debt refinancing costs(3)	—	—	—	—	(1.5)	(0.01)	9.3	0.05
Nexeo acquisition and integration related expenses(4)	—	—	10.7	0.06	—	—	55.5	0.32
Other acquisition and integration related expenses(3)	0.2	—	—	—	1.7	0.01	—	—
Fair value adjustment for warrants(3)	—	—	—	—	—	—	(33.8)	(0.20)
Non-operating retirement benefits(3)	(2.7)	(0.02)	(4.0)	(0.03)	(10.9)	(0.07)	(18.5)	(0.11)
Multi-employer pension plan exit liability(3)	—	—	—	—	—	—	31.2	0.18
Income tax expense (benefit) related to reconciling items(5)	2.5	0.02	(9.1)	(0.05)	(3.8)	(0.02)	(39.5)	(0.23)
Other discrete tax items(6)	5.1	0.03	7.6	0.04	7.0	0.04	10.3	0.06
Adjusted net income and diluted EPS	$75.8	$0.47	$103.8	$0.60	$569.6	$3.40	$381.1	$2.22

GAAP diluted common shares outstanding(2)	161.2		172.4		167.4		171.4
(1)Immaterial differences may exist in the calculation of per share amounts due to rounding.
(2)Diluted and adjusted diluted earnings per share is calculated using net income or adjusted net income available to common stockholders divided by diluted weighted average shares outstanding during each period, which includes unvested restricted shares. Diluted earnings per share considers the impact of potentially dilutive securities except in periods in which there is a loss because the inclusion of the potential common shares would have an anti-dilutive effect. Adjusted diluted earnings per share is based on the GAAP dilutive share count, except where adjustments to GAAP net loss result in an adjusted net income position.
(3)Reconciling items represent certain items disclosed on Schedule E included in this document, excluding stock-based compensation, restructuring charges, gain on sale of property, plant and equipment, certain employee severance and facility closure costs and other.
(4)For the three months ended December 31, 2021, Nexeo employee severance and other facility closure costs represent $2.6 million of other employee severance costs as disclosed on Schedule E included in this document. For the three months ended December 31, 2021, shared service employee severance and other facility closure costs represent ($0.3 million) of other employee severance costs related to the Company's shared service relocation as disclosed on Schedule E included in this document. For the three months ended December 31, 2021, Nexeo acquisition and integration related expenses represent $10.7 million of acquisition and integration related expenses as disclosed on Schedule E included in this document. For the year ended December 31, 2021, Nexeo employee severance and other facility closure costs represent $7.0 million of other employee severance costs and $1.1 million of other facility closure costs as disclosed on Schedule E included in this document. For the year ended December 31, 2021, shared service employee severance and other facility closure costs represent ($0.3 million) of other employee severance costs related to the Company's shared service relocation as disclosed on Schedule E included in this document. For the year ended December 31, 2021, Nexeo acquisition and integration related expenses represent $55.5 million of acquisition and integration related expenses as disclosed on Schedule E included in this document.
(5)Tax on reconciling items is calculated as the difference between the tax provisions on US GAAP pre-tax earnings and Adjusted pre-tax earnings utilizing the appropriate tax rates and laws of each jurisdiction.
(6)Discrete tax items primarily related to changes to valuation allowances for the three months and year ended December 31, 2022 and stock-based compensation expense and tax law changes for the three months and year ended December 31, 2021.

Schedule C
Univar Solutions Inc.
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
(Unaudited)

(in millions)	Q4'20	Q1'21	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22	Q4'22	LTM(2) Q3'21	LTM(2) Q4'21	LTM(2) Q3'22	LTM(2) Q4'22
Net (loss) income	$(33.7)	$66.2	$153.2	$84.4	$156.8	$180.8	$162.9	$130.0	$71.6	$270.1	$460.6	$630.5	$545.3
Depreciation	39.2	43.8	37.3	36.7	33.1	32.9	32.2	32.8	33.8	157.0	150.9	131.0	131.7
Amortization	14.7	13.1	13.2	12.4	13.8	11.8	12.0	12.0	12.4	53.4	52.5	49.6	48.2
Interest expense, net	26.7	26.6	25.7	22.2	22.7	21.1	23.3	26.8	31.7	101.2	97.2	93.9	102.9
Income tax (benefit) expense	(7.9)	17.6	27.0	37.7	42.3	64.7	58.6	52.6	35.0	74.4	124.6	218.2	210.9
EBITDA	39.0	167.3	256.4	193.4	268.7	311.3	289.0	254.2	184.5	656.1	885.8	1,123.2	1,039.0
Other operating expenses, net(1)	13.9	44.2	29.9	17.7	15.7	15.7	5.3	5.7	6.1	105.7	107.5	42.4	32.8
Other expense (income), net(1)	58.2	(28.7)	(3.3)	(1.1)	(77.3)	(7.7)	(2.7)	(0.6)	(15.5)	25.1	(110.4)	(88.3)	(26.5)
Impairment charges	2.6	—	2.1	0.9	—	—	—	0.3	0.3	5.6	3.0	0.3	0.6
Loss (gain) on sale of business	32.7	(0.6)	(87.6)	—	—	—	—	—	—	(55.5)	(88.2)	—	—
Adjusted EBITDA	$146.4	$182.2	$197.5	$210.9	$207.1	$319.3	$291.6	$259.6	$175.4	$737.0	$797.7	$1,077.6	$1,045.9
(1)Refer to Schedule E for more information for the three months and years ended December 31, 2022 and 2021.
(2)LTM Adjusted EBITDA is a component used in the calculation of the Company's leverage ratio. This Non-GAAP financial measure is not equal to LTM Adjusted EBITDA as defined by the Company's credit agreements as it does not include adjustments for acquisitions and divestitures.

Schedule D
Univar Solutions Inc.
Segment Adjusted EBITDA and
Gross Profit (exclusive of depreciation)
(Unaudited)

	Three Months Ended December 31, 2022
(in millions)	USA	EMEA	Canada	LATAM	Other/ Eliminations(1)	Consolidated
External customers	$1,698.9	$468.8	$255.0	$169.9	$—	$2,592.6
Inter-segment	29.0	2.1	3.0	0.3	(34.4)	—
Total net sales	1,727.9	470.9	258.0	170.2	(34.4)	2,592.6
Cost of goods sold (exclusive of depreciation)	1,323.0	369.4	200.7	134.3	(34.4)	1,993.0
Outbound freight and handling	85.6	15.6	9.1	3.1	0.1	113.5
Warehousing, selling and administrative	200.3	58.5	25.1	19.5	7.3	310.7
Adjusted EBITDA	$119.0	$27.4	$23.1	$13.3	$(7.4)	$175.4

	Three Months Ended December 31, 2022
(in millions)	USA	EMEA	Canada	LATAM	Other/ Eliminations(1)	Consolidated
Net sales	$1,727.9	$470.9	$258.0	$170.2	$(34.4)	$2,592.6
Cost of goods sold (exclusive of depreciation)	1,323.0	369.4	200.7	134.3	(34.4)	1,993.0
Gross profit (exclusive of depreciation)	$404.9	$101.5	$57.3	$35.9	$—	$599.6

	Three Months Ended December 31, 2021
(in millions)	USA	EMEA	Canada	LATAM	Other/ Eliminations(1)	Consolidated
External customers	$1,614.0	$480.9	$245.4	$157.8	$—	$2,498.1
Inter-segment	26.3	0.7	1.8	—	(28.8)	—
Total net sales	1,640.3	481.6	247.2	157.8	(28.8)	2,498.1
Cost of goods sold (exclusive of depreciation)	1,221.3	364.2	186.1	123.4	(28.8)	1,866.2
Outbound freight and handling	81.2	15.7	8.4	3.4	—	108.7
Warehousing, selling and administrative	207.2	63.9	23.8	18.7	2.5	316.1
Adjusted EBITDA	$130.6	$37.8	$28.9	$12.3	$(2.5)	$207.1

	Three Months Ended December 31, 2021
(in millions)	USA	EMEA	Canada	LATAM	Other/ Eliminations(1)	Consolidated
Net sales	$1,640.3	$481.6	$247.2	$157.8	$(28.8)	$2,498.1
Cost of goods sold (exclusive of depreciation)	1,221.3	364.2	186.1	123.4	(28.8)	1,866.2
Gross profit (exclusive of depreciation)	$419.0	$117.4	$61.1	$34.4	$—	$631.9

	Year Ended December 31, 2022
(in millions)	USA	EMEA	Canada	LATAM	Other/Eliminations(1)	Consolidated
External customers	$7,533.5	$2,064.7	$1,120.5	$756.6	$—	$11,475.3
Inter-segment	129.5	10.6	10.5	0.5	(151.1)	—
Total net sales	7,663.0	2,075.3	1,131.0	757.1	(151.1)	11,475.3
Cost of goods sold (exclusive of depreciation)	5,799.9	1,594.8	864.7	595.8	(151.1)	8,704.1
Outbound freight and handling	359.4	65.9	38.4	13.0	0.1	476.8
Warehousing, selling and administrative	794.4	238.0	108.2	85.3	22.6	1,248.5
Adjusted EBITDA	$709.3	$176.6	$119.7	$63.0	$(22.7)	$1,045.9

	Year Ended December 31, 2022
(in millions)	USA	EMEA	Canada	LATAM	Other/ Eliminations(1)	Consolidated
Net sales	$7,663.0	$2,075.3	$1,131.0	$757.1	$(151.1)	$11,475.3
Cost of goods sold (exclusive of depreciation)	5,799.9	1,594.8	864.7	595.8	(151.1)	8,704.1
Gross profit (exclusive of depreciation)	$1,863.1	$480.5	$266.3	$161.3	$—	$2,771.2

	Year Ended December 31, 2021
(in millions)	USA	EMEA	Canada	LATAM	Other/ Eliminations(1)	Consolidated
External customers	$6,024.0	$1,971.1	$930.0	$610.4	$—	$9,535.5
Inter-segment	92.1	4.3	4.4	0.7	(101.5)	—
Total net sales	6,116.1	1,975.4	934.4	611.1	(101.5)	9,535.5
Cost of goods sold (exclusive of depreciation)	4,578.6	1,488.6	701.3	475.3	(101.5)	7,142.3
Outbound freight and handling	291.0	64.0	36.2	12.5	—	403.7
Warehousing, selling and administrative	748.3	252.2	92.7	66.4	32.2	1,191.8
Adjusted EBITDA	$498.2	$170.6	$104.2	$56.9	$(32.2)	$797.7

	Year Ended December 31, 2021
(in millions)	USA	EMEA	Canada	LATAM	Other/ Eliminations(1)	Consolidated
Net sales	$6,116.1	$1,975.4	$934.4	$611.1	$(101.5)	$9,535.5
Cost of goods sold (exclusive of depreciation)	4,578.6	1,488.6	701.3	475.3	(101.5)	7,142.3
Gross profit (exclusive of depreciation)	$1,537.5	$486.8	$233.1	$135.8	$—	$2,393.2
(1)Other/Eliminations represents the elimination of intersegment transactions as well as unallocated corporate costs consisting of costs specifically related to parent company operations that do not directly benefit segments, either individually or collectively.

Schedule E
Univar Solutions Inc.
Detail of Other operating expenses, net and
Other income, net
(Unaudited)

Other operating expenses, net
	Three months ended December 31,		Year ended December 31,
(in millions)	2022	2021	2022	2021
Acquisition and integration related expenses	$0.2	$11.0	$1.7	$55.8
Stock-based compensation expense	7.4	9.4	34.3	25.4
Restructuring charges	—	—	—	0.2
Other employee severance costs	—	2.0	—	8.7
Other facility closure costs	—	0.1	—	1.2
Multi-employer pension plan exit liability	—	—	—	31.2
Gain on sale of property, plant and equipment	(0.5)	(3.8)	(2.8)	(10.1)
Other	(1.0)	(3.0)	(0.4)	(4.9)
Total other operating expenses, net	$6.1	$15.7	$32.8	$107.5

Other income, net
	Three months ended December 31,		Year ended December 31,
(in millions)	2022	2021	2022	2021
Pension mark to market gain	$17.7	$75.9	$17.7	$75.9
Pension settlement gain	5.2	0.3	5.2	0.3
Non-operating retirement benefits	2.7	4.0	10.9	18.5
Foreign currency loss, net	(7.1)	(9.1)	(13.4)	(15.9)
Undesignated derivative instruments	(2.5)	7.2	6.9	5.8
Debt refinancing costs	—	—	—	(7.0)
Fair value adjustment for warrants	—	—	—	33.8
Other	(0.5)	(1.0)	(0.8)	(1.0)
Total other income, net	$15.5	$77.3	$26.5	$110.4

Schedule F
Univar Solutions Inc.
Reconciliation of GAAP Debt to Net Debt
(Unaudited)

	December 31,				September 30,
(in millions)	2022		2021		2022		2021
Total short-term and long-term debt	$2,465.8		$2,265.0		$2,504.5		$2,278.9
Less: Cash and cash equivalents	(385.3)		(251.5)		(276.3)		(220.8)
Total net debt	$2,080.5		$2,013.5		$2,228.2		$2,058.1

LTM Adjusted EBITDA(1)(2)	$1,048.0		$799.7		$1,081.6		$728.0

Leverage ratio (Total net debt/LTM Adjusted EBITDA)	2.0	x	2.5	x	2.1	x	2.8	x
(1)LTM Adjusted EBITDA, as defined by the Company's credit agreements, includes adjustments for acquisitions and divestitures and excludes the impact of synergies not yet realized. For December 31, 2022 and September 30, 2022, LTM Adjusted EBITDA includes seven and ten months of Adjusted EBITDA of $2.1 million and $2.8 million, respectively, related to the Vicom acquisition on July 29, 2022. For September 30, 2022 and December 31, 2021, LTM Adjusted EBITDA includes two and eleven months of Adjusted EBITDA of $1.2 million and $7.0 million, respectively, related to the Sweetmix acquisition on December 1, 2021. For December 31, 2021 and September 30, 2021, LTM Adjusted EBITDA excludes three and six months of Adjusted EBITDA of $5.0 million and $9.0 million, respectively, related to the Distrupol business divestiture on April 1, 2021.
(2)Refer to Schedule C for more information on LTM Adjusted EBITDA before the adjustments discussed in the note above.

Schedule G
Univar Solutions Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA Guidance
(Unaudited)

		Year ended December 31, 2022	Guidance
			Q1 2023		Full year 2023
(in millions)	Q4 2022		Low	High	Low	High
Net income(1)	$71.6	$545.3	$71.6	$97.9	$385.2	$436.3
Depreciation(1)	33.8	131.7	34.0	32.0	135.0	125.0
Amortization(1)	12.4	48.2	13.0	11.0	50.0	45.0
Interest expense, net(1)	31.7	102.9	32.0	30.0	130.0	120.0
Income tax expense(1)	35.0	210.9	27.9	38.1	149.8	169.7
Other operating expenses, net(1)	6.1	32.8	20.0	10.0	45.0	30.0
Other (income) expense, net(1)	(15.5)	(26.5)	1.5	1.0	5.0	4.0
Impairment charges(1)	0.3	0.6	—	—	—	—
Adjusted EBITDA	$175.4	$1,045.9	$200.0	$220.0	$900.0	$930.0
(1)Adjusted EBITDA excludes from forecasted net income the impact of gains and losses of foreign currency and on divestitures, refinancing costs, potential impairments, discrete tax items and other unusual or nonrecurring items that might materially impact GAAP net income. We have not provided a further reconciliation of Adjusted EBITDA to GAAP net income as such reconciliation is not available without unreasonable efforts because the additional components in deriving Adjusted EBITDA are evaluated on an ongoing basis, can be highly variable and cannot reasonably be predicted. In addition, forecasted net income presented within this reconciliation is provided for informational purposes only and should not be viewed as guidance, as reported GAAP net income may differ materially from forecasted net income due to the impact of the items of the type identified above.

Schedule H
Univar Solutions Inc.
Reconciliation of GAAP Cash Flow from Operations to Net Free Cash Flow
(Unaudited)

	Year ended December 31, 2022	Guidance Full Year 2023

(in millions)		Low	High
Net cash provided by operating activities(1)	$546.4	$585	$595
Capital expenditures(1)(2)	(153.8)	(160)	(150)
Net free cash flow	$392.6	$425	$445

Net cash used by investing activities(1)	$(161.7)	$(315)	$(305)
Net cash used by financing activities(1)	$(232.7)	$(285)	$(285)
(1)The forecasted net cash provided (used) by operating, investing and financing activities presented within this reconciliation excludes certain unusual or infrequent items, such as refinancing costs, potential impairments, discrete tax items and other unusual or nonrecurring items, impacting GAAP measures. While the Company expects that these unusual or infrequent items may occur in future periods, it is not possible to estimate the amount or significance of these unusual or infrequent items without unreasonable efforts because these items are evaluated on an ongoing basis, can be highly variable and cannot reasonably be predicted. As such, we have included above the impact of only those items about which we are aware, can be reasonably predicted and are reasonably likely to occur during the guidance period covered. These financial measures are included within this reconciliation for informational purposes only and should not be viewed as guidance, as reported GAAP measures may differ materially from such forecasted amounts due to the impact of the items of the type identified above.
(2)Excludes additions from finance leases.